U.S. SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 15, 2001
Date of Report (Date of earliest event reported)

INTERNATURAL PHARMACEUTICALS, INC.
(Name of Small Business Issuer in its charter)

Nevada	52-2265135

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4201 Wilshire Boulevard, Suite 525

Los Angeles, California	90010

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (323) 954-9808

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On October 15, 2001, the Board of Directors of InterNatural Pharmaceuticals, Inc., (“the Company”) appointed Mr. Raul John Tañedo as an additional Director and the Company accepted the resignation of Mr. Valentino Guzman as Secretary and Treasurer.

On the same day, the Board of Directors appointed Mr. Roy Rayo as Secretary and Mr. Raul John Tañedo as Treasurer of the Company.

Mr. Raul John Tañedo, a Certified Public Accountant and an attorney, is managing partner of Guzman and Tanedo Law Office based in Makati City, Manila. Before becoming managing partner, he was an associate attorney at Medel, Macam, Pineda & Larcia Law Offices and at the law firm of Juarez & Olivas-Gallo. He also served as officer-in-charge for Planning and Research and for Audit and Verification of the One Stop Shop Tax Credit and Duty Drawback Center of the Philippine Department of Finance.

Mr. Roy Rayo is the newly appointed Secretary of the Company. From September 1997 through May 2000, Mr. Rayo was an associate attorney at SyCip Salazar Hernandez & Gatmaitan in Makati City, Metro Manila, Philippines, where he assisted in prosecution and maintenance of trademark applications and registrations. From April through August 1997, Mr. Rayo was a law clerk in the Circuit Court of the Second Circuit in Maui, Hawaii. From January through March 1997, Mr. Rayo was a Legal Analyst at the House of Representatives for the State of Hawaii. From June through July 1994, Mr. Rayo was an intern at the United Nations Economic and Social Commission for Asia and the Pacific, Bangkok, Thailand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2001	InterNatural Pharmaceuticals, Inc.

	By:	/s/ Lucille Abad

Lucille Abad Director/President

2.